UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2005

SCIENTIFIC-ATLANTA, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-5517	58-0612397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 236-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17p CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2005, Scientific-Atlanta, Inc. (the “Company”) entered into a definitive Merger Agreement (the “Merger Agreement”) with Cisco Systems, Inc. (“Cisco”) and Columbus Acquisition Corp. (“Columbus”), a wholly owned subsidiary of Cisco, by which the Company will become a wholly owned subsidiary of Cisco (the “Merger”).

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, Cisco will acquire all of the outstanding shares of the Company Common Stock (together with the right attached to each such share issued pursuant to the Company’s Rights Agreement dated February 23, 1997, as amended (the “Rights Agreement”)) for a cash amount of $43.00 per share. In addition, Cisco will assume the Company’s stock options which are outstanding immediately prior to the effective time of the Merger. Each option will be converted into an option to purchase a number of shares of Cisco Common Stock equal to $43.00 divided by the average of each trading day’s volume weighted average sales price for a share of Cisco Common Stock as quoted on the NASDAQ Stock Market for the ten consecutive trading days ending with the third trading day that precedes the closing date of the Merger. This transaction will be taxable to the Company’s shareholders.

Each of the Company’s executive officers and directors have agreed to vote their shares in favor of the Merger and against any proposal made in opposition to or in competition with the Merger. In addition, the Company has amended the Rights Agreement to provide that the rights issued to the Company’s shareholders under the Rights Agreement will not become exercisable as a result of the aforementioned voting agreements or the Merger, and that the rights will terminate upon the closing of the Merger.

The consummation of the Merger is subject to the approval of the Company’s shareholders, receipt of necessary approval under United States and applicable foreign antitrust laws and other relevant regulatory authorities, and other closing conditions. Dates for closing the Merger and for the Company’s shareholders’ meeting to vote on the Merger have not yet been determined.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed acquisition and required shareholder approval, Scientific-Atlanta will file with the Securities and Exchange Commission a proxy statement. The proxy statement will be mailed to the shareholders of Scientific-Atlanta. Scientific-Atlanta’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Scientific-Atlanta. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Scientific-Atlanta by going to Scientific-Atlanta’s Investor Relations page on its corporate website at www.scientificatlanta.com.

Scientific-Atlanta and its officers and directors may be deemed to be participants in the solicitation of proxies from Scientific-Atlanta’s shareholders with respect to the acquisition. Information about Scientific-Atlanta executive officers and directors and their ownership of Scientific-Atlanta common stock is set forth in the proxy statement for the Scientific-Atlanta 2005 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Scientific-Atlanta and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Scientific-Atlanta’s shareholders in favor of the approval of the acquisition. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on September 26, 2005, and annual report on Form 10-K filed with the SEC on September 19, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Cisco’s Investor Relations Website at http://www.cisco.com/go/investors.

Section 3—Securities and Trading Markets

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Merger Agreement, the Company entered into that certain Second Amendment to Rights Agreement (the “Second Amendment”), dated as of November 18, 2005, with The Bank of New York (the “Rights Agent”) amending certain provisions of the Rights Agreement, dated as of February 23, 1997, by and between the Company and the Rights Agent (as amended, the “Rights Agreement”).

The Second Amendment renders the Rights Agreement inapplicable to Cisco Systems, Inc. (“Cisco”) and Columbus Acquisition Corp. (“Columbus”) solely as a result of (i) the approval, execution or delivery of the Agreement and Plan of Merger, dated as of November 18, 2005, by and among the Company, Cisco and Columbus (the “Merger Agreement”), (ii) the approval, execution or delivery of the Voting Agreements (as defined in the Merger Agreement), (iii) the public or other announcement of the Merger Agreement, the Voting Agreements or the transactions contemplated thereby, (iv) the consummation of the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement or the Voting Agreements. The Second Amendment also provides that the Rights Agreement shall expire immediately prior to the Effective Time (as defined in the Merger Agreement), if the Rights Agreement has not otherwise terminated. These provisions shall be null and void if the Merger Agreement is terminated.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which was filed as Exhibit 4.3 to the Company’s Registration Statement on Form 8-A filed on November 21, 2005 and is incorporated herein by reference.

Section 8—Other Events

Item 8.01. Other Events.

On November 18, 2005, the Company and Cisco announced that they had entered into the Merger Agreement by press release, a copy of which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 18, 2005 and is incorporated herein by reference.

Section 9—Financial Statement and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 18, 2005, by and among Cisco Systems, Inc., Columbus Acquisition Corp. and Scientific-Atlanta, Inc.

4.1	Second Amendment to Rights Agreement, dated as of November 18, 2005, by and between Scientific-Atlanta, Inc. and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 4.3 to Scientific-Atlanta’s Registration Statement on Form 8-A/A filed on November 21, 2005).

99.1	Press Release issued jointly by Scientific-Atlanta, Inc. and Cisco Systems, Inc., dated November 18, 2005 (incorporated by reference to Exhibit 99.1 to Scientific-Atlanta’s Current Report on Form 8-K filed on November 18, 2005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC-ATLANTA, INC.

Date: November 21, 2005	By:	/S/ STEVEN D. BOYD
	Name:	Steven D. Boyd
	Title:	Senior Vice President, Corporate Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 18, 2005, by and among Cisco Systems, Inc., Columbus Acquisition Corp. and Scientific-Atlanta, Inc.

4.1	Second Amendment to Rights Agreement, dated as of November 18, 2005, by and between Scientific-Atlanta, Inc. and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 4.3 to Scientific-Atlanta’s Registration Statement on Form 8-A filed on November 21, 2005).

99.1	Press Release issued jointly by Scientific-Atlanta, Inc. and Cisco Systems, Inc., dated November 18, 2005 (incorporated by reference to Exhibit 99.1 to Scientific-Atlanta’s Current Report on Form 8-K filed on November 18, 2005).